Exhibit 99.1

EVgo Inc. Reports Record Second Quarter 2024 Results

Achieves 6th Consecutive Quarter of Triple Digit Year-Over-Year Network Throughput Growth

Raises Midpoint of Total Revenue Guidance by $10 Million

●	Revenue reached a record $66.6 million in the second quarter, representing an increase of 32% year-over-year.
●	Charging network revenue totaled $36.4 million in the second quarter, an increase of 146% year-over-year, representing the 7th sequential quarter of double-digit charging revenue growth.
●	Network throughput reached a record 66 gigawatt-hours (“GWh”) in the second quarter, an increase of 164% year-over-year, representing the 6th consecutive quarter of triple digit year-over-year growth.
●	Added more than 220 new operational stalls during the second quarter, including EVgo eXtend™ stalls.
●	Ended the second quarter with approximately 3,440 stalls in operation, including EVgo eXtend™ stalls.
●	Added over 131,000 new customer accounts in the second quarter, reaching more than 1 million overall at quarter end.

Los Angeles – August 1, 2024 – EVgo Inc. (Nasdaq: EVGO) (“EVgo” or the “Company”) today announced results for the second quarter ended June 30, 2024. Management will host a conference call today at 11 am ET / 8 am PT to discuss EVgo’s results and other business highlights.

Revenue reached $66.6 million in the second quarter of 2024, compared to $50.6 million in the second quarter of 2023, representing 32% year-over-year growth. Revenue growth was driven by year-over-year increases in charging network revenues.

Network throughput increased to 66 GWh in the second quarter of 2024, compared to 25 GWh in the second quarter of 2023, representing 164% year-over-year growth. The Company added over 131,000 new customer accounts during the second quarter of 2024, a 60% year-over-year increase in new accounts. The overall number of customer accounts was more than 1 million at quarter end, an increase of 59% year-over-year.

“EVgo delivered yet another quarter of great financial and operating results, including the 7th sequential quarter of double-digit charging revenue growth,” said Badar Khan, EVgo’s CEO. “We are seeing continual record demand in the industry, which we are well situated to capture given our position as an owner operator and as evidenced by the tremendous growth in throughput and new customer accounts. We look forward to continuing to execute on our strategic priorities and building the critically important, fast charging, OEM-agnostic infrastructure necessary to deliver an excellent customer experience for EV drivers across the nation. We are confident this momentum will result in strong returns for our shareholders.”

Business Highlights

●	Subaru Charging Credit: Subaru extended their charging credit program with EVgo, giving new Subaru Solterra drivers a $500 EVgo charging credit.
●	Stall Development: The Company ended the quarter with approximately 3,440 stalls in operation, including EVgo eXtend™ stalls. EVgo added over 220 new DC fast charging stalls during the quarter, including EVgo eXtend™ stalls.
●	EVgo eXtendTM: EVgo ended the quarter with 190 operational EVgo eXtend™ stalls.
●	Network Utilization: Utilization on the EVgo network in the second quarter of 2024 was 20%, up from approximately 11% in the second quarter of 2023.
●	Average Daily Network Throughput: Average daily throughput per stall for the EVgo network was 227 kilowatt hours per day in the second quarter of 2024, an increase of 103% compared to 112 kilowatt hours per day in the second quarter of 2023.
●	Commercial Charging: EVgo’s commercial charging business continues to grow driven by rideshare, with throughput increasing nearly threefold year-over-year.
●	EVgo Autocharge+: Autocharge+ was over 18% of total charging sessions initiated in the second quarter of 2024, and the number of Autocharge+ charging sessions in the second quarter increased 202% compared to the second quarter of 2023.
●	PlugShare: PlugShare reached 5.3 million registered users and achieved 8.5 million check-ins since inception.

Financial & Operational Highlights

The below represent summary financial and operational figures for the second quarter of 2024.

●	Revenue of $66.6 million
●	Network Throughput[1] of 66 gigawatt-hours
●	Customer Account Additions of over 131,000 accounts
●	Gross Profit of $6.4 million
●	Net Loss of $29.6 million
●	Adjusted Gross Profit[2] of $17.7 million
●	Adjusted EBITDA[2] of ($8.0) million
●	Net Cash Provided By Operating Activities of $7.6 million
●	Capital Expenditures of $24.2 million
●	Capital Expenditures, Net of Capital Offsets[2] of $13.8 million

1 Network throughput for EVgo network excludes EVgo eXtend™ sites.

2 Adjusted Gross Profit, Adjusted EBITDA, and Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in this release.

(unaudited, dollars in thousands)	Q2'24	Q2'23	Better (Worse)	Q2'24 YTD	Q2'23 YTD	Better (Worse)
Network Throughput (GWh)	66	25	164%	119	43	177%
Revenue	$66,619	$50,552	32%	$121,777	$75,852	61%
Gross profit	$6,398	$5,529	16%	$13,239	$5,570	138%
Gross margin	9.6%	10.9%	(130) bps	10.9%	7.3%	360 bps
Net loss	$(29,610)	$(21,539)	(37)%	$(57,803)	$(70,620)	18%
Adjusted Gross Profit¹	$17,658	$12,853	37%	$34,945	$19,258	81%
Adjusted Gross Margin[1]	26.5%	25.4%	110 bps	28.7%	25.4%	330 bps
Adjusted EBITDA[1]	$(7,982)	$(10,553)	24%	$(15,189)	$(30,620)	50%

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

(unaudited, dollars in thousands)	Q2'24	Q2'23	Change	Q2'24 YTD	Q2'23 YTD	Change

Cash flows provided by (used in) operating activities	$7,556	$(3,182)	337%	$(6,526)	$(22,525)	71%

GAAP capital expenditures	$24,196	$34,811	(30)%	$45,267	$100,057	(55)%
Capital offsets:
OEM infrastructure payments	$5,956	$6,022	(1)%	$11,782	$9,917	19%
Proceeds from capital-build funding	4,459	2,040	119%	6,139	4,256	44%
Total capital offsets	10,415	8,062	29%	17,921	14,173	26%
Capital Expenditures, Net of Capital Offsets[1]	$13,781	$26,749	(48)%	$27,346	$85,884	(68)%

[1] Capital Expenditures, Net of Capital Offsets are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measures, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included elsewhere in these materials.

	6/30/2024	6/30/2023	Increase
Stalls in operation or under construction:
EVgo Network	3,690	3,180	16%
EVgo eXtend™	480	—	*
Total stalls in operation or under construction	4,170	3,180	31%

Stalls in operation:
EVgo Network	3,250	2,520	29%
EVgo eXtend™	190	—	*
Total stalls in operation	3,440	2,520	37%

* Percentage not meaningful.

2024 Financial Guidance

EVgo is updating 2024 guidance as follows:

●	Raising the midpoint of total revenue guidance by $10 million with total revenue guidance of $240 - $270 million
●	Adjusted EBITDA* of ($44) – ($34) million

* A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from Adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA, please see “Definitions of Non-GAAP Financial Measures” included elsewhere in this release.

Conference Call Information

A live audio webcast and conference call for EVgo’s second quarter earnings release will be held today at 11 am ET / 8 am PT. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (888) 340-5044 (for U.S. callers)
Toll/International: (646) 960-0363 (for callers outside the U.S.)

Conference ID: 6304708

This press release, along with other investor materials that will be used or referred to during the webcast and conference call, including a slide presentation and reconciliations of certain non-GAAP measures to their nearest GAAP measures, will also be available on that site.

About EVgo

EVgo (Nasdaq: EVGO) is a leader in electric vehicle charging solutions, building and operating the infrastructure and tools needed to expedite the mass adoption of electric vehicles for individual drivers, rideshare and commercial fleets, and businesses. EVgo is one of the nation’s largest public fast charging networks, featuring over 1,000 fast charging locations across more than 35 states, including stations built through EVgo eXtend™, its white label service offering. EVgo is accelerating transportation electrification through partnerships with automakers, fleet and rideshare operators, retail hosts such as grocery stores, shopping centers, and gas stations, policy leaders, and other organizations. With a rapidly growing network and unique service offerings for drivers and partners including EVgo Optima™, EVgo Inside™, EVgo Rewards™, and Autocharge+, EVgo enables a world-class charging experience where drivers live, work, travel and play.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “assume” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. You are cautioned, therefore, against relying on any of these forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, market size and opportunity, capital expenditures and offsets; EVgo’s confidence that “this momentum will result in strong returns for our shareholders”; EVgo’s  progress on its network buildout, customer experience, technological capabilities and cost efficiencies; growth in the Company’s throughput; growth in the Company’s commercial charging business; and the Company’s collaboration with partners. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes or developments in the broader general market; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; any current, pending or future legislation, regulations or policies that could impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, inflation and other increases in expenses; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants (collectively “Site Hosts”), original equipment manufacturers (“OEMs”), fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; and general economic or political conditions, including the conflicts in Ukraine, Israel and the broader Middle East region, and elevated rates of inflation and associated changes in monetary policy. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Financial Statements

EVgo Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023
(in thousands)	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$162,736	$209,146
Accounts receivable, net of allowance of $553 and $1,116 as of June 30, 2024 and December 31, 2023, respectively	34,771	34,882
Accounts receivable, capital-build	13,217	9,297
Prepaid expenses and other current assets	14,747	14,081
Total current assets	225,471	267,406
Property, equipment and software, net	403,418	389,227
Operating lease right-of-use assets	79,444	67,724
Other assets	2,098	2,208
Intangible assets, net	43,845	48,997
Goodwill	31,052	31,052
Total assets	$785,328	$806,614

Liabilities, redeemable noncontrolling interest and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$16,165	$10,133
Accrued liabilities	38,742	40,549
Operating lease liabilities, current	6,484	6,018
Deferred revenue, current[1]	28,610	32,349
Other current liabilities	94	298
Total current liabilities	90,095	89,347
Operating lease liabilities, noncurrent	73,239	61,987
Earnout liability, at fair value	345	654
Asset retirement obligations	19,829	18,232
Capital-build liability	41,479	35,787
Deferred revenue, noncurrent	64,290	55,091
Warrant liabilities, at fair value	2,746	5,141
Total liabilities	292,023	266,239
Commitments and contingencies
Redeemable noncontrolling interest	479,710	700,964
Stockholders' equity (deficit)	13,595	(160,589)
Total liabilities, redeemable noncontrolling interest and stockholders' equity (deficit)	$785,328	$806,614

1 In 2024, deferred revenue, current, and customer deposits were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands, except per share data)	2024	2023	Change %	2024	2023	Change %
Revenue
Charging, retail	$22,336	$9,085	146%	$40,662	$15,700	159%
Charging, commercial	7,094	2,418	193%	12,933	4,133	213%
Charging, OEM	3,638	986	269%	6,370	1,538	314%
Regulatory credit sales	1,749	1,613	8%	3,783	2,828	34%
Network, OEM	1,627	742	119%	5,050	3,441	47%
Total charging network	36,444	14,844	146%	68,798	27,640	149%
eXtend	27,667	33,281	(17)%	46,818	43,573	7%
Ancillary	2,508	2,427	3%	6,161	4,639	33%
Total revenue	66,619	50,552	32%	121,777	75,852	61%

Cost of sales
Charging network[1]	23,979	12,009	100%	43,489	21,988	98%
Other[1]	25,093	25,731	(2)%	43,541	34,669	26%
Depreciation, net of capital-build amortization	11,149	7,283	53%	21,508	13,625	58%
Total cost of sales	60,221	45,023	34%	108,538	70,282	54%
Gross profit	6,398	5,529	16%	13,239	5,570	138%

Operating expenses
General and administrative	33,827	34,333	(1)%	68,053	72,222	(6)%
Depreciation, amortization and accretion	4,958	4,783	4%	9,943	9,567	4%
Total operating expenses	38,785	39,116	(1)%	77,996	81,789	(5)%
Operating loss	(32,387)	(33,587)	4%	(64,757)	(76,219)	15%

Interest income	2,064	2,199	(6)%	4,337	4,197	3%
Other expense, net	(8)	(1)	(700)%	(17)	—	*
Change in fair value of earnout liability	101	2,496	(96)%	309	433	(29)%
Change in fair value of warrant liabilities	677	7,391	(91)%	2,395	1,011	137%
Total other income, net	2,834	12,085	(77)%	7,024	5,641	25%
Loss before income tax expense	(29,553)	(21,502)	(37)%	(57,733)	(70,578)	18%
Income tax expense	(57)	(37)	(54)%	(70)	(42)	(67)%
Net loss	(29,610)	(21,539)	(37)%	(57,803)	(70,620)	18%
Less: net loss attributable to redeemable noncontrolling interest	(19,233)	(14,513)	(33)%	(37,593)	(50,518)	26%
Net loss attributable to Class A common stockholders	$(10,377)	$(7,026)	(48)%	$(20,210)	$(20,102)	(1)%

Net loss per share to Class A common stockholders, basic and diluted	$(0.10)	$(0.08)		$(0.19)	$(0.25)
Weighted average common stock outstanding, basic and diluted	105,584	85,320		105,130	78,196

* Not meaningful

1 In the fourth quarter of 2023, the Company changed the presentation of cost of sales to disaggregate such costs between “charging network” and “other.” Previously reported amounts have been updated to conform to the current presentation.

EVgo Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended
	June 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(57,803)	$(70,620)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, amortization and accretion	31,451	23,192
Net loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	5,497	6,008
Share-based compensation	10,103	14,922
Change in fair value of earnout liability	(309)	(433)
Change in fair value of warrant liabilities	(2,395)	(1,011)
Other	5	(155)
Changes in operating assets and liabilities
Accounts receivable, net	112	(11,422)
Prepaid expenses, other current assets and other assets	1,324	3,779
Operating lease assets and liabilities, net	(3)	642
Accounts payable	6,130	(2,872)
Accrued liabilities	(5,764)	2,925
Deferred revenue[1]	5,461	12,458
Other current and noncurrent liabilities	(335)	62
Net cash used in operating activities	(6,526)	(22,525)
Cash flows from investing activities
Capital expenditures	(45,267)	(100,057)
Proceeds from insurance for property losses	152	159
Net cash used in investing activities	(45,115)	(99,898)
Cash flows from financing activities
Proceeds from issuance of Class A common stock under the ATM	—	5,828
Proceeds from issuance of Class A common stock under the equity offering	—	128,023
Proceeds from capital-build funding	6,139	4,256
Payments of deferred debt issuance costs	(908)	—
Payments of deferred equity issuance costs	—	(4,751)
Net cash provided by financing activities	5,231	133,356
Net (decrease) increase in cash, cash equivalents and restricted cash	(46,410)	10,933
Cash, cash equivalents and restricted cash, beginning of period	209,146	246,493
Cash, cash equivalents and restricted cash, end of period	$162,736	$257,426

1 In 2024, deferred revenue, current, and customer deposits were combined into a single line item. Previously reported amounts have been updated to conform to the current period presentation.

Use of Non-GAAP Financial Measures

To supplement EVgo’s financial information, which is prepared and presented in accordance with GAAP, EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results.

EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business.

For more information on these non-GAAP financial measures, including reconciliations to the most comparable GAAP measures, please see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Definitions of Non-GAAP Financial Measures

This release includes some, but not all of the following non-GAAP financial measures, in each case as defined below: “Charging Network Margin,” “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Capital Expenditures, Net of Capital Offsets.” With respect to Capital Expenditures, Net of Capital Offsets, pursuant to the terms of certain OEM contracts, EVgo is paid well in advance of when revenue can be recognized, and usually, the payment is tied to the number of stalls that commence operations under the applicable contractual arrangement while the related revenue is deferred at the time of payment and is recognized as revenue over time as EVgo provides charging and other services to the OEM and the OEM’s customers. EVgo management therefore uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business, including the cash used for, and the return on, its investment in its charging infrastructure. EVgo believes that these measures are useful to investors in evaluating EVgo’s performance and help to depict a meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future.

Charging Network Margin, Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Capital Expenditures, Net of Capital Offsets are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP.

EVgo defines Charging Network Margin as total charging network revenue less charging network cost of sales divided by total charging network revenue. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) bad debt expense (recoveries), and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense (benefit). EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of insurance recoveries, and impairment expense, (iii) loss (gain) on investments, (iv) bad debt expense (recoveries), (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. EVgo defines Capital Expenditures, Net of Capital Offsets as capital expenditures adjusted for the following capital offsets: (i) all payments under OEM infrastructure agreements excluding any amounts directly attributable to OEM customer charging credit programs and pass-through of non-capital expense reimbursements, and (ii) proceeds from capital-build funding. The tables below present quantitative reconciliations of these measures to their most directly comparable GAAP measures as described in this paragraph.

Reconciliations of Non-GAAP Financial Measures

The following unaudited table presents a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q2'24	Q2'23	Change	Q2'24 YTD	Q2'23 YTD	Change

GAAP revenue	$66,619	$50,552	32%	$121,777	$75,852	61%

GAAP net loss	$(29,610)	$(21,539)	(37)%	$(57,803)	$(70,620)	18%
GAAP net loss margin	(44.4%)	(42.6%)	(180) bps	(47.5)%	(93.1)%	4,560 bps

Adjustments:
Depreciation, net of capital-build amortization	11,288	7,407	52%	21,764	13,875	57%
Amortization	4,342	4,117	5%	8,805	8,236	7%
Accretion	477	542	(12)%	882	1,081	(18)%
Interest income	(2,064)	(2,199)	6%	(4,337)	(4,197)	(3)%
Interest expense	—	—	* %	—	—	* %
Income tax expense	57	37	54%	70	42	67%
EBITDA	$(15,510)	$(11,635)	(33)%	$(30,619)	$(51,583)	41%
EBITDA margin	(23.3%)	(23.0%)	(30) bps	(25.1)%	(68.0)%	4,290 bps

Adjustments:
Share-based compensation	$5,402	$8,495	(36)%	10,103	14,922	(32)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	2,757	2,389	15%	5,497	5,849	(6)%
Loss on investments	—	5	(100)%	5	4	25%
Bad debt expense	81	56	45%	311	153	103%
Change in fair value of earnout liability	(101)	(2,496)	96%	(309)	(433)	29%
Change in fair value of warrant liabilities	(677)	(7,391)	91%	(2,395)	(1,011)	(137)%
Other[1]	66	24	175%	2,218	1,479	50%
Total adjustments	7,528	1,082	596%	15,430	20,963	(26)%
Adjusted EBITDA	$(7,982)	$(10,553)	24%	$(15,189)	$(30,620)	50%
Adjusted EBITDA Margin	(12.0%)	(20.9%)	890 bps	(12.5%)	(40.4)%	2,790 bps

*	Percentage greater than 999%, bps greater than 9,999 or not meaningful.
[1]

For the six months ended June 30, 2024, comprised primarily of costs related to the organizational realignment announced by the Company on January 17, 2024. For the six months ended June 30, 2023, comprised primarily of costs related to the previous reorganization of Company resources announced by the Company on February 23, 2023 and the petition filed by EVgo in the Delaware Court of Chancery in February 2023 seeking validation of EVgo's charter and share structure (the "205 Petition").

The following unaudited table presents a reconciliation of Charging Network Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q2'24	Q2'23	Change	Q2'24 YTD	Q2'23 YTD	Change

GAAP total charging network revenue	$36,444	$14,844	146%	$68,798	$27,640	149%
GAAP charging network cost of sales	23,979	12,009	100%	43,489	21,988	98%
Charging Network Margin	34.2%	19.1%	1,510 bps	36.8%	20.4%	1,640 bps

The following unaudited table presents a reconciliation of Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q2'24	Q2'23	Change	Q2'24 YTD	Q2'23 YTD	Change

GAAP revenue	$66,619	$50,552	32%	$121,777	$75,852	61%
GAAP cost of sales	60,221	45,023	34%	108,538	70,282	54%
GAAP gross profit	$6,398	$5,529	16%	$13,239	$5,570	138%
GAAP cost of sales as a percentage of revenue	90.4%	89.1%	130 bps	89.1%	92.7%	(360) bps
GAAP gross margin	9.6%	10.9%	(130) bps	10.9%	7.3%	360 bps

Adjustments:
Depreciation, net of capital-build amortization	$11,149	$7,283	53%	$21,508	$13,625	58%
Share-based compensation	111	41	171%	198	63	214%
Total adjustments	11,260	7,324	54%	21,706	13,688	59%
Adjusted Cost of Sales	$48,961	$37,699	30%	$86,832	$56,594	53%
Adjusted Cost of Sales as a Percentage of Revenue	73.5%	74.6%	(110) bps	71.3%	74.6%	(330) bps

Adjusted Gross Profit	$17,658	$12,853	37%	$34,945	$19,258	81%
Adjusted Gross Margin	26.5%	25.4%	110 bps	28.7%	25.4%	330 bps

The following unaudited table presents a reconciliation of Adjusted General and Administrative Expenses and Adjusted General and Administrative Expenses as a Percentage of Revenue to the most directly comparable GAAP measures:

(unaudited, dollars in thousands)	Q2'24	Q2'23	Change	Q2'24 YTD	Q2'23 YTD	Change

GAAP revenue	$66,619	$50,552	32%	$121,777	$75,852	61%
GAAP general and administrative expenses	$33,827	$34,333	(1)%	$68,053	$72,222	(6)%
GAAP general and administrative expenses as a percentage of revenue	50.8%	67.9%	(1,710) bps	55.9%	95.2%	(3,930) bps

Adjustments:
Share-based compensation	$5,291	$8,454	(37)%	$9,905	$14,859	(33)%
Loss on disposal of property and equipment, net of insurance recoveries, and impairment expense	2,757	2,389	15%	5,497	5,849	(6)%
Bad debt expense	81	56	45%	311	153	103%
Other[1]	66	24	175%	2,218	1,479	50%
Total adjustments	8,195	10,923	(25)%	17,931	22,340	(20)%
Adjusted General and Administrative Expenses	$25,632	$23,410	9%	$50,122	$49,882	0%
Adjusted General and Administrative Expenses as a Percentage of Revenue	38.5%	46.3%	(780) bps	41.2%	65.8%	(2,460) bps

[1]

For the six months ended June 30, 2024, comprised primarily of costs related to the organizational realignment announced by the Company on January 17, 2024. For the six months ended June 30, 2023, comprised primarily of costs related to the previous reorganization of Company resources announced by the Company on February 23, 2023 and the 205 Petition.

The following unaudited table presents a reconciliation of Capital Expenditures, Net of Capital Offsets, to the most directly comparable GAAP measure:

(unaudited, dollars in thousands)	Q2'24	Q2'23	Change	Q2'24 YTD	Q2'23 YTD	Change

GAAP capital expenditures	$24,196	$34,811	(30)%	$45,267	$100,057	(55)%

Capital offsets:
OEM infrastructure payments	$5,956	$6,022	(1)%	$11,782	$9,917	19%
Proceeds from capital-build funding	4,459	2,040	119%	6,139	4,256	44%
Total capital offsets	10,415	8,062	29%	17,921	14,173	26%
Capital Expenditures, Net of Capital Offsets	$13,781	$26,749	(48)%	$27,346	$85,884	(68)%

For investors:
investors@evgo.com

For Media:
press@evgo.com

Source: EVgo Inc.